Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors and Reports to Shareholders" and to the use of our report dated May 18, 1999 in the Registration Statement of Investors Cash Trust on Form N-1A filed with the Securities and Exchange Commission in this Post-Effective Amendment No.15 to the Registration Statement under the Securities Act of 1933 (File 33-34645) and in this Amendment No. 17 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-6103).





                                                               ERNST & YOUNG LLP

Chicago, Illinois
November 16, 1999